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                                                                EXHIBIT 11.1

                         HUTCHINSON TECHNOLOGY INCORPORATED

                          STATEMENT REGARDING COMPUTATION
                              OF NET INCOME PER SHARE

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

                                                           (In thousands, except per share data)
                                                                 For the Fiscal Year Ended
                                                           -------------------------------------
                                                            1997           1996           1995
                                                           -------        -------        -------
NET INCOME                                                 $41,909        $13,802        $21,078
                                                           -------        -------        -------
                                                           -------        -------        -------
NET INCOME PER SHARE - PRIMARY:

  Weighted average common shares outstanding                18,272         16,350         16,074

  Dilutive effect of stock options outstanding
    after application of treasury stock method                 706            456            405
                                                           -------        -------        -------
                                                            18,978         16,806         16,479
                                                           -------        -------        -------
                                                           -------        -------        -------
PRIMARY NET INCOME PER SHARE                                 $2.21          $0.82          $1.28
                                                           -------        -------        -------
                                                           -------        -------        -------
NET INCOME PER SHARE - FULLY DILUTED:

  Weighted average common shares outstanding                18,272         16,350         16,074

  Dilutive effect of stock options outstanding
    after application of treasury stock method                 771            456            543
                                                           -------        -------        -------
                                                            19,043         16,806         16,617
                                                           -------        -------        -------
                                                           -------        -------        -------
FULLY DILUTED NET INCOME PER SHARE                           $2.20          $0.82          $1.27
                                                           -------        -------        -------
                                                           -------        -------        -------

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